Exhibit 99.1

fuboTV Inc.

Consolidated Financial Statements as of and

for the Years Ended December 31, 2019 and 2018

2

Report of Independent Auditors

The Board of Directors and Stockholders

fuboTV Inc.

We have audited the accompanying consolidated financial statements of fuboTV Inc., which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statement of operations and comprehensive loss, convertible preferred stock and shareholders’ deficit, and cash flows for the years then end and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of fuboTV Inc. at December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

fuboTV Inc.’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recurring losses from operations, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plan regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young

April 30, 2020

3

fuboTV Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	December 31,
	2019	2018
Assets

Current assets:
Cash and cash equivalents	$14,305	$14,578
Accounts receivable, net of allowance for doubtful accounts of $NIL as of December 31, 2019 and 2018	5,805	3,697
Prepaid affiliate distribution agreements	-	242
Prepaid expenses	655	489
Other current assets	282	7
Total current assets	21,047	19,013
Property and equipment, net	2,148	2,628
Restricted cash	1,334	1,333
Other non-current assets	359	175
Total assets	$24,888	$23,149

Liabilities, convertible preferred stock and shareholders’ deficit

Current liabilities:
Accounts payable	$38,531	$26,994
Accounts payable – due to related parties	7,649	4,696
Accrued expenses and other current liabilities	57,781	18,046
Accrued expenses and other current liabilities – due to related parties	25,615	12,738
Current portion of long-term debt	5,000	-
Deferred revenue	9,507	4,500
Deferred rent	166	163
Total current liabilities	144,249	67,137
Long-term debt, net of issuance costs	19,871	24,828
Noncurrent deferred rent	1,215	1,372
Total liabilities	165,335	93,337

Commitments and contingencies (Note 6)

Convertible preferred stock, par value of $0.001 per share — 17,617,274 and 12,478,579 shares authorized as of December 31, 2019 and 2018; 15,615,645 and 12,087,594 shares issued and outstanding as of December 31, 2019 and 2018; aggregate liquidation preference of $247,946 and $145,841 as of December 31, 2019 and 2018, respectively	247,241	145,484

shareholders’ Deficit:
Common stock, par value of $0.001 per share— 22,612,225 and 18,000,000 shares authorized as of December 31, 2019 and 2018; 2,157,367 and 2,076,317 shares issued and outstanding as of December 31, 2019 and 2018	2	2
Additional paid-in capital	12,569	10,884
Accumulated deficit	(400,259)	(226,558)
Total shareholders’ Deficit	(387,688)	(215,672)

Total liabilities, convertible preferred stock and sharedholders’ Deficit	$24,888	$23,149

The accompanying notes are an integral part of these consolidated financial statements.

4

fuboTV Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands)

	Year Ended December 31,
	2019	2018
Revenue:
Subscription revenue	$133,303	$70,112
Advertising revenue	12,450	4,131
Other	777	577
Total revenue	146,530	74,820
Operating expenses:
Subscriber related expenses	201,448	98,894
Broadcasting and transmission	33,103	24,373
Sales and marketing	37,245	47,478
Technology and development	30,001	19,909
General and administrative	15,876	11,121
Depreciation and amortization	616	440
Total operating expenses	318,289	202,215
Operating loss	(171,759)	(127,395)
Other expenses:
Interest expense, net of interest income	2,035	2,445
(Gain) loss on extinguishment of debt	(102)	4,171
Change in fair value of derivative liability	-	(4,697)

Total other expenses	1,933	1,919
Loss before income taxes	(173,692)	(129,314)
Provision (benefit) for income taxes	9	(2)

Net loss and comprehensive loss	$(173,701)	$(129,312)

The accompanying notes are an integral part of these consolidated financial statements.

5

fuboTV Inc.

Consolidated Statements of Convertible Preferred Stock and Shareholders’ Deficit

(in thousands, except share data)

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, January 1, 2018	9,107,159	$76,107	2,025,262	$2	$9,848	$(97,246)	$(87,396)
Issuance of Series D convertible preferred stock, net of issuance costs of $254	2,980,435	69,377	—	—	—	—	—
Exercise of stock options	—	—	42,378	—	84	—	84
Issuance of restricted stock	—	—	8,677	—	—	—	—
Stock-based compensation	—	—	—	—	952	—	952
Net loss	—	—	—	—	—	(129,312)	(129,312)

Balance, December 31, 2018	12,087,594	145,484	2,076,317	2	10,884	(226,558)	(215,672)
Issuance of Series E convertible preferred stock, net of issuance costs of $352	3,528,051	101,757	—	—	—	—	—
Exercise of stock options	—	—	81,050	—	174	—	174
Stock-based compensation	—	—	—	—	1,511	—	1,511
Net loss	—	—	—	—	—	(173,701)	(173,701)

Balance, December 31, 2019	15,615,645	$247,241	2,157,367	$2	$12,569	$(400,259)	$(387,688)

6

fuboTV Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(173,701)	$(129,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	616	440
Stock-based compensation	1,511	952
Change in fair value of convertible note derivatives	-	(4,697)
Non-cash interest expense	160	1,032
(Gain) loss on extinguishment of debt	(102)	4,171
Amortization of debt issuance costs	43	32

Changes in assets and liabilities:
Accounts receivable	(2,108)	(3,211)
Prepaid affiliate rights	242	14,681
Prepaid expenses and other current and long-term assets	(625)	(294)
Accounts payable	14,490	20,093
Accrued expenses and other current and long-term liabilities	52,612	16,526
Deferred revenue	5,007	2,540
Deferred rent	(154)	(106)
Net cash used in operating activities	(102,009)	(77,153)

Cash flows from investing activities:
Capital expenditures	(136)	(434)
Net cash used in investing activities	(136)	(434)

Cash flows from financing activities:
Proceeds from borrowings	16,150	3,050
Proceeds from term loan	-	25,000
Repayment of borrowings	(5,000)	-
Issuance cost related to term loan	-	(204)
Proceeds from issuance of convertible preferred stock, net	90,549	46,294
Exercises of stock options	174	84
Net cash provided by financing activities	101,873	74,224

Net change in cash, CASH EQUIVALENTS and restricted cash	(272)	(3,363)
Cash, CASH EQUIVALENTS and restricted cash, beginning of period	15,911	19,274
Cash, CASH EQUIVALENTS and restricted cash, end of period	$15,639	$15,911

Supplemental disclosure of NON-CASH INVESTING AND FINANCING INFORMATION:
Issuance of convertible preferred stock to settle convertible notes	$11,208	$23,083
Cash paid for interest	1,972	1,426
Cash paid for income taxes	3	4
Landlord incentive obligation	-	1,252

The accompanying notes are an integral part of these consolidated financial statements.

7

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

1. Description of Business

fuboTV Inc. (“fuboTV”, “the Company”, “we” or “us”) is an internet television service company headquartered in New York, NY. The Company originally incorporated in the state of Delaware on March 4, 2014 under the name S.C. Networks, Inc. before changing its name on March 8, 2016. The Company’s over-the-top (“OTT”) service offers subscribers access to live, recorded, and video-on-demand (“VOD”) broadcast and cable network content through the Company’s affiliate agreements with major media and entertainment companies. The Company’s primary source of revenue is monthly subscription fees with additional add-on video subscription packages available for purchase, (e.g., premium channels, additional DVR storage, and streaming on multiple devices). The Company offers it OTT service in the United States and Spain through its wholly owned subsidiary, Fubo TV Spain SL.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the accounts of fuboTV Inc. and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Certain immaterial amounts in the financial statements of the prior years have been reclassified to conform to the current year presentation for comparative purposes.

Going Concern

The consolidated financial statements and related notes to the consolidated financial statements have been prepared assuming the Company will continue as a going concern within one year after the date of the issuance of the financial statements. The Company has incurred recurring losses and negative cash flows from operations since inception. The Company had a net loss of $173,701 for the year ended December 31, 2019. As of December 31, 2019, the Company had cash and cash equivalents of $15,639 and an accumulated deficit of $400,259. As a result of these factors, there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to meet its obligations in the ordinary course of business is dependent on its ability to expand its subscriber base, increase revenue, establish profitable operations and find sources to fund operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements and related disclosures in conformity with U.S. GAAP requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, fair value of stock-based awards, fair value of convertible note derivatives, estimated useful lives and recoverability of long-lived property and equipment, and accounting for income taxes, including the valuation allowance on deferred tax assets. Actual results may differ from these estimates and these differences may be material.

Change in Accounting Principle

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, which replaced existing revenue recognition guidance under U.S. GAAP. The Company adopted the new standard effective January 1, 2019 using the modified retrospective method. The adoption of this new standard had no impact on these consolidated financial statements.

8

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Revenue Recognition

The Company generates revenue primarily from the following sources:

1.	Subscriptions – The Company sells various subscription plans through its website and third-party app stores such as Roku and Apple. These subscription plans provide different levels of streamed content and functionality depending on the plan selected. Subscription fees are fixed and paid in advance by credit card on a monthly, quarterly or annual basis. A subscription customer executes a contract by agreeing to the Company’s terms of service. The Company considers the subscription contract legally enforceable once the customer has accepted terms of service and the Company has received credit card authorization from the customer’s credit card company. The terms of service allow customers to terminate the subscription at any time, however, in the event of termination, no prepaid subscription fees are refundable. The Company recognizes revenue at a point in time when it satisfies a performance obligation by transferring control of the promised services to the customers. Upon the customer agreeing to the Company’s terms and conditions and authorization of the credit card, the customer simultaneously receives and consumes the benefits of the streamed content ratably throughout the term of the contract. Subscription services sold through third-party app stores are recorded gross in revenue with fees to the third-party app stores recorded in subscriber related expenses in the consolidated statement of operations. Management concluded that the customers are the end user of the subscription services sold by these third-party app stores.

2.	Advertising – The Company executes agreements with advertisers that want to display ads (‘impressions”) within the streamed content. The Company enters into individual insertion orders (“IOs”) with advertisers, which specify the term of each ad campaign, the number of impressions to be delivered and the applicable rate to be charged. The Company invoices advertisers monthly for impressions actually delivered during the period. Each executed IO provides the terms and conditions agreed to in respect of each party’s obligations. The Company recognizes revenue at a point in time when it satisfies a performance obligation by transferring control of the promised services to the advertiser, which generally is when the advertisement has been displayed.

3.	Other – The Company has an annual contract to sub-license its rights to broadcast certain international sporting events to a third party. The Company recognizes revenue under this contract at a point in time when it satisfies a performance obligation by transferring control of the promised services to the third party, which generally is when the third party has access to the programming content.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents, including balances held in the Company’s money market account. The Company also classifies amounts in transit from payment processors for customer credit card and debit card transactions as cash equivalents. Restricted cash primarily represents cash on deposit with financial institutions in support of a letter of credit outstanding in favor of the Company’s landlord for office space. The restricted cash balance has been excluded from the cash balance and is classified as restricted cash on the consolidated balance sheets. The following table provides a reconciliation cash, cash equivalents and restricted cash within the consolidated balance sheet that sum to the total of the same on the consolidated statement of cash flows

	December 31,
	2019	2018
Cash and cash equivalents	$14,305	$14,578
Restricted cash	1,334	1,333
Total cash, cash equivalents and restricted cash	$15,639	$15,911

9

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Certain Risks and Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of demand deposits. The Company maintains cash deposits with financial institutions that at times exceed applicable insurance limits.

Fair Value Measurements and Financial Instruments

Fair value accounting is applied for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, which are directly related to the amount of subjectivity, associated with the inputs to the valuation of these assets or liabilities are as follows:

Level 1	Observable inputs such as quoted prices in active markets for identical assets and liabilities.

Level 2	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3	Unobservable inputs in which there is little or no market data which require the Company to develop its own assumptions.

The carrying amount of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued expenses, approximates their respective fair values because of their short maturities. The Company has not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.

Accounts Receivable, Net

The Company records accounts receivable at the invoiced amount less an allowance for any potentially uncollectable accounts. The Company’s accounts receivable balance includes subscription fees billed, but not yet received from third-party app stores and amounts due from the sale of advertisements. In evaluating our ability to collect outstanding receivable balances, we consider many factors, including the age of the balance, collection history, and current economic trends. Bad debts are written off after all collection efforts have ceased. Based on the Company’s current and historical collection experience, management concluded that an allowance for doubtful accounts is not necessary at December 31, 2019 and 2018.

No individual customer accounted for more than 10% of revenue for the years ended December 31, 2019 and 2018. Two customers accounted for more than 10% of accounts receivable at December 31, 2019 and 2018.

Prepaid Affiliate Distribution Agreements

The Company recognizes assets for prepayments of affiliate distribution agreements. As of December 31, 2019 and 2018, prepaid affiliate agreements include $0 and $242, respectively, related to upfront payments made to television networks for the rights to distribute content within the next twelve months. Affiliate distribution rights are recognized in subscriber related expenses.

Property and Equipment, Net

Property and equipment is stated at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations and comprehensive loss in the period realized. Maintenance and repairs are expensed as incurred.

10

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment subject to depreciation and amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable or that the useful life is shorter than the Company had originally estimated. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over its remaining life. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. If the useful life is shorter than originally estimated, the Company amortizes the remaining carrying value over the new shorter useful life. No long-lived asset impairment charges were recognized for the years ended December 31, 2019 and 2018.

Leases

The Company categorizes leases at their inception as either operating or capital. In the ordinary course of business, the Company has entered into a non-cancelable operating lease for office space. The Company recognizes lease costs on a straight-line basis and treats lease incentives as a reduction of rent expense over the term of the agreement. The difference between cash rent payments and straight-line rent expense is recorded as a deferred rent liability. The Company does not have any leases which are classified as capital leases.

Subscriber Related Expenses

Subscriber related expenses consist primarily of affiliate distribution rights and other distribution costs related to content streaming. The cost of affiliate distribution rights is generally incurred on a per subscriber basis and are recognized when the related programming is distributed to subscribers. The Company has certain arrangements whereby affiliate distribution rights are paid in advance or are subject to minimum guaranteed payments. An accrual is established when actual affiliate distribution costs are expected to fall short of the minimum guaranteed amounts. To the extent actual per subscriber fees do not exceed the minimum guaranteed amounts, the Company will expense the minimum guarantee in a manner reflective of the pattern of benefit provided by these subscriber related expenses, which approximates a straight-line basis over each minimum guarantee period within the arrangement. Subscriber related expenses also include credit card and payment processing fees for subscription revenue, customer service, certain employee compensation and benefits, cloud computing, streaming, and facility costs. The Company receives advertising spots from television networks for sale to advertisers as part of the affiliate distribution agreements.

Broadcasting and Transmission

Broadcasting and transmission expenses are charged to operations as incurred and consist primarily of the cost to acquire a signal, transcode, store, and retransmit it to the subscribers.

Sales and Marketing

Sales and marketing expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, agency costs, advertising campaigns and branding initiatives. All sales and marketing costs are expensed as they are incurred. Advertising expense totaled $30,634 and $44,033 for the years ended December 31, 2019 and 2018, respectively.

Technology and Development

Technology and development expenses are charged to operations as incurred. Technology and development expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, technical services, software expenses, and hosting expenses.

11

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

General and Administrative

General and administrative expenses consist primarily of payroll and related costs, benefits, rent and utilities, stock-based compensation, corporate insurance, office expenses, professional fees, as well as travel, meals, and entertainment costs.

Stock-Based Compensation

Stock-based compensation expense is measured based on the grant-date fair value of the stock-based awards. The fair value of each employee share option is estimated on the date of grant using the Black-Scholes option-pricing valuation model. The Company recognizes compensation costs using a straight-line single-option approach for all employee stock-based compensation awards over the requisite service period of the awards, which is generally the awards’ vesting period. Forfeitures are recognized as they occur.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the years in which the temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company evaluates and accounts for uncertain tax positions using a two-step approach. Recognition, step one, occurs when the Company concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustainable upon examination. Measurement, step two, determines the amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. De-recognition of a tax position that was previously recognized would occur when the Company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained.

Comprehensive Loss

The Company’s net loss was equal to its comprehensive loss for the years ended December 31, 2019 and 2018.

Recently Issued Accounting Standards

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (“ASU 2014-09”), which replaces existing revenue recognition guidance. For nonpublic entities, the new guidance became effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Among other things, the updated guidance requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The adoption had no impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02 which requires assets and liabilities related to both capital and operating leases to be recorded on the balance sheet. The new guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early adoption of the amendments is permitted. The Company is assessing the impact of adoption on the consolidated financial statements.

12

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

In July 2017, the FASB issued ASU 2017-11 that allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for and classified as liabilities. A company will recognize the value of a down round feature only when it is triggered, and the strike price has been adjusted downward. For equity-linked freestanding financial instruments, such as warrants, an entity will treat the value of the effect of the down round, when triggered, as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. The guidance in ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, and the guidance is to be applied using a full or modified retrospective approach. The adoption of ASU 2017-09 had no impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07 that expands the scope of Topic 718 to include stock-based payments issued to nonemployees for goods and services, which are currently accounted for under Topic 505. The ASU specifies that Topic 718 will apply to all stock-based payment transactions in which a grantor acquires goods or services to be used or consumed in the grantor’s own operations in exchange for stock-based payment awards. Upon transition, the Company will remeasure equity-classified awards for which a measurement date has not been established. The cumulative effect of the remeasurement will be recorded as an adjustment to retained earnings as of the beginning of the fiscal year of adoption. The amendments in ASU 2018-07 are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than the Company’s adoption date of Topic 606. The adoption had no impact on the Company’s consolidated financial statements.

3. Fair Value Measurements

The following table sets forth the fair value of our financial assets and liabilities measured on a recurring basis by level within the fair value hierarchy:

As of December 31, 2019
	Level 1	Level 2	Level 3	Total
Financial Liability:
Fair value of convertible note derivatives liability	$—	$—	$—	$—
Total financial liabilities	$—	$—	$—	$—

As of December 31, 2018
	Level 1	Level 2	Level 3	Total
Financial Liability:
Fair value of convertible note derivatives liability	$—	$—	$—	$—
Total financial liabilities	$—	$—	$—	$—

In February and March 2019, the Company issued and sold $16,150 in principal amount of convertible notes, of which $5,000 was repaid in full in March 2019 and the balance was converted into Series E-1 convertible preferred stock. In January and February 2018, the Company issued and sold $3,050 in principal amount of convertible notes. At issuance of the convertible notes issued in 2019 and 2018, the Company fair valued and bifurcated the automatic conversion features from the host debt instrument and recorded a level 3 debt derivative of $2,120 and $574, respectively.

13

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities:

Balance – January 1, 2018	$4,123
Issuance of convertible notes derivatives	574
Change in fair value of Level 3 liabilities	1,074
Settlement of convertible notes	(5,771)

Balance – December 31, 2018	-
Issuance of convertible note derivatives	2,120
Change in fair value of Level 3 liabilities	-
Settlement of convertible notes	(2,120)
Balance – December 31, 2019	$—

To derive the fair value of the convertible notes embedded derivatives, the Company estimated the fair value of the convertible notes with and without the embedded derivatives using a discounted cash flow approach. The difference between the “with” and “without” convertible note prices determined the fair value of the embedded derivatives at issuance. Key inputs for this valuation were the stated interest rate of the convertible notes, the assumed cost of debt, an assessment of the likelihood and timing of conversion, and the discount upon conversion of the notes into equity. For the years ended December 31, 2019 and 2018, the Company recorded a gain of $0 and $1,074 respectively in changes in fair value of derivative liabilities due to the change in fair value of derivative liabilities in the respective periods.

4. Property and Equipment, net

Property and equipment, net, is comprised of the following:

	Estimated useful lives	December 31,
		2019	2018
Furniture and fixtures	5 years	$572	$569
Computer equipment	3 years	653	520
Leasehold improvements	Lesser of useful life or lease term	2,272	2,272
		3,497	3,361
Less: Accumulated depreciation		(1,349)	(733)
Total property and equipment, net		$2,148	$2,628

5. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities are presented below:

	December 31,
	2019	2018
Affiliate fees	$68,671	$26,996

Broadcasting and transmission	3,687	188
Selling and marketing	2,783	314
Sales tax	5,957	2,192
Other accrued expenses	2,298	1,094
Total accrued expenses and other current liabilities	$83,396	$30,784

14

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

6. Commitments and contingencies

Leases

The Company entered into a lease agreement in April 2017 (the “Lease”) for approximately 10,000 square feet of office space in New York, NY. The lease commenced in April 2017 and the initial term of the lease is for a period of ten years with an option to renew for an additional five years. The annual base rent is $745, with scheduled increases after the second and fourth anniversaries of the lease commencement. The Company received a leasehold improvement incentive from the landlord totaling $1,500 as of December 31, 2017. On January 30, 2018, the Company amended their lease agreement to add approximately 6,600 square feet of office space (“Additional Leased Space”). The lease term commenced in February 2018 and is effective through March 2021. The annual rent for the Additional Leased Space is $518. For scheduled rent escalation, the Company recognizes minimum rental expense on a straight-line basis over the term of the lease in the consolidated statements of operations and comprehensive loss. The difference between cash rent payments and rent expense is recorded as a deferred rent liability. The Company recorded the leasehold improvement incentive as a component of deferred rent and is amortizing the incentive on a straight-line basis as a reduction of rent expense over the term of the lease. Rent expense for the years ended December 31, 2019 and 2018 was $1,584 and $1,330, respectively.

Future minimum lease payments under non-cancellable operating leases are as follows:

Year Ending December 31:
2020	$1,283
2021	830
2022	778
2023	805
2024	805
Thereafter	2,110
Total minimum lease payments	$6,611

Affiliate Distribution Agreements

The Company is obligated under certain unconditional affiliate distribution agreements with television networks for the rights to distribute content. The future fixed and determinable payments under these agreements with initial terms of one year or more are as follows:

Year Ending December 31:
2020	$44,298
2021	15,900
Total minimum affiliate payments	$60,198

Contingencies

From time to time, the Company may be involved in disputes or regulatory inquiries that arise in the ordinary course of business. When the Company determines that a loss is both probable and reasonably estimable, a liability is recorded and disclosed if the amount is material to the financial statements taken as a whole. When a material loss contingency is only reasonably possible, the Company does not record a liability, but instead discloses the nature and the amount of the claim, and an estimate of the loss or range of loss, if such an estimate can reasonably be made.

15

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

As of December 31, 2019 and 2018 there was no litigation or contingency with at least a reasonable possibility of a material loss.

7. Long-Term Debt

Convertible Notes

In December 2017, the Company issued and sold $19,850 in aggregate principal amount of convertible promissory notes (the “2017 convertible notes”). The 2017 convertible notes were unsecured general obligations and were subordinated to all of the Company’s current or future senior debt. The 2017 convertible notes bore interest at a rate of 4.0% per annum, compounded annually. The 2017 convertible notes, together with accumulated accrued interest, were converted into Series D-1 preferred stock in March 2018.

On January 5, 2018 and February 26, 2018, the Company issued $3,000 and $50, respectively, in convertible promissory notes (the “2018 convertible notes”). The 2018 convertible notes were unsecured general obligations and were subordinated to all of the Company’s current or future senior debt. The 2018 convertible notes bore interest at a rate of 4.0% per annum, compounded annually. The 2018 convertible notes, together with accumulated accrued interest, were converted into Series D preferred stock in March 2018.

In February and March 2019, the Company issued and sold $16,150 in aggregate principal amount of convertible promissory notes (the “2019 convertible notes”) of which $5,000 was repaid in full in March 2019. The 2019 convertible notes bore interest at a rate of 4.0% per annum, compounded annually. The remaining 2019 convertible notes, together with accumulated interest, were converted into Series E-1 convertible preferred stock in March 2019 as part of the Series E Financing. (See note 9).

At the issuance date of the 2019 and 2018 convertible notes, the Company fair valued and bifurcated the automatic conversion features from the respective host debt instrument and recorded convertible notes derivatives of $2,120 and $574 respectively. The derivative liabilities from the 2017 convertible notes were revalued at the date of conversion to Series D preferred stock with changes in fair value recorded to changes in fair value of derivative liabilities. The resulting debt discount from the derivative liabilities were presented as a direct deduction from the carrying amount of that debt liability and were amortized to interest expense using the effective interest rate method. During the years ended December 31, 2019 and 2018, the Company incurred $102 and $3,284, respectively, of interest expense related to amortization of debt discount prior to the note conversion. During the years ended December 31, 2019 and 2018, the Company recorded a change in the fair value of derivative liability of $0 and $4,697, from the conversion of the 2019 and 2018 convertible notes to Series E-1 and D-1 preferred stock, respectively.

Senior Secured Loan

In April 2018, the Company entered into a senior secured term loan with AMC Networks Ventures, LLC (the “Term Loan”) with a principal amount of $25,000, bearing interest equal to LIBOR (London Interbank Offered Rate) plus 5.25% per annum and with scheduled principal payments beginning in 2020. The Company incurred $172 of debt issuance cost that is being amortized over the life of the Term Loan, of which the Company recognized $43 for the year ended December 31, 2019. The Term Loan grants AMC Networks Ventures, LLC first priority lien on substantially all of the Company’s assets and has priority over the Company’s convertible preferred stock. The Term Loan matures on April 6, 2023, has certain financial covenants and requires the Company to maintain a certain minimum subscriber level. The Company was in compliance with all covenants at December 31, 2019.

16

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

The scheduled principal maturities on the Term Loan for the three years subsequent to December 31, 2019 are as follows:

2020	$5,000
2021	7,500
2022	12,500
$25,000

8. Common Stock

The Company’s common stock had an authorized number of shares at December 31, 2019 and 2018 of 22,612,225 and 18,000,000 shares, respectively and total outstanding shares of 2,157,367 and 2,076,317, respectively. The holders of the Company’s common stock are entitled to one vote per share. The Company had reserved shares of common stock for issuance, on an as-converted basis, as follows:

	December 31,
	2019	2018
Convertible preferred stock outstanding, as converted	15,615,645	12,087,594
Options and restricted stock issued and outstanding	2,299,942	2,380,989
Shares available for future stock option grants	270,019	270,022

Total	18,185,606	14,738,605

The Company’s Board of Directors has from time to time authorized the repurchase of shares of its common stock. There are no commitments to repurchase common stock at December 31, 2019 and 2018.

9. Convertible Preferred Stock

In 2018, the Company issued 1,839,954 shares of its Series D convertible preferred stock at a price per share of $25.30 for total proceeds of $46,294, net of issuance costs which are recorded as a reduction to the proceeds. Additionally, the Company converted approximately $22,900 in principal and $183 in accrued interest (representing the total accrued interest at the conversion date) of the 2017 and 2018 convertible notes into 1,140,481 shares of the Company’s Series D-1 convertible preferred stock at an exercise price of $20.24 per share.

17

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

In 2019, the Company issued 3,056,951 shares of its Series E convertible preferred stock at a price per share of $29.74 and converted $11,150 in principal and $58 in accrued interest of convertible notes into 471,100 shares of the Company’s Series E-1 convertible preferred stock at an exercise price of $23.79 per share. Total amount recorded for Series E and E-1 convertible preferred stock was $101,757, net of issuance costs The following tables summarize our authorized, issued and outstanding convertible preferred stock:

	December 31, 2019
	Shares Authorized	Shares Issued and Outstanding	Net Proceeds	Liquidation Preference per Share	Liquidation Value	Conversion Price per Share
Series AA convertible preferred stock	1,641,024	1,641,024	$1,600	$0.9750	$1,600	$0.9750
Series A convertible preferred stock	1,059,204	1,059,204	3,065	2.9576	3,133	2.9576
Series A-1 convertible preferred stock	101,430	101,430	—	2.5140	255	2.5140
Series A-2 convertible preferred stock	33,721	33,721	—	2.3661	80	2.3661
Series A-3 convertible preferred stock	292,562	292,562	—	1.8201	533	1.8201
Series B convertible preferred stock	1,926,507	1,926,507	14,960	7.8008	15,028	7.8008
Series B-1 convertible preferred stock	14,369	14,369	—	3.4796	50	3.4796
Series C convertible preferred stock	2,495,291	2,495,291	37,446	16.0302	40,000	16.0302
Series C-1 convertible preferred stock	1,600,000	1,543,051	—	10.0635	15,528	10.0635
Series D convertible preferred stock	2,173,990	1,839,954	46,294	25.3000	46,551	25.3000
Series D-1 convertible preferred stock	1,140,481	1,140,481	—	20.2400	23,083	20.2400
Series E convertible preferred stock	4,667,595	3,056,951	101,699	29.7354	90,898	29.7354
Series E-1 convertible preferred stock	471,100	471,100	—	23.7883	11,207	23.7883

Total	17,617,274	15,615,645	$205,064		$247,946

	December 31, 2018
	Shares Authorized	Shares Issued and Outstanding	Net Proceeds	Liquidation Preference per Share	Liquidation Value	Conversion Price per Share
Series AA convertible preferred stock	1,641,024	1,641,024	$1,600	$0.9750	$1,600	$0.9750
Series A convertible preferred stock	1,059,204	1,059,204	3,065	2.9576	3,133	2.9576
Series A-1 convertible preferred stock	101,430	101,430	—	2.5140	255	2.5140
Series A-2 convertible preferred stock	33,721	33,721	—	2.3661	80	2.3661
Series A-3 convertible preferred stock	292,562	292,562	—	1.8201	533	1.8201
Series B convertible preferred stock	1,926,507	1,926,507	14,960	7.8008	15,028	7.8008
Series B-1 convertible preferred stock	14,369	14,369	—	3.4796	50	3.4796
Series C convertible preferred stock	2,495,291	2,495,291	37,446	16.0302	40,000	16.0302
Series C-1 convertible preferred stock	1,600,000	1,543,051	—	10.0635	15,528	10.0635
Series D convertible preferred stock	2,173,990	1,839,954	46,294	25.3000	46,551	25.3000
Series D-1 convertible preferred stock	1,140,481	1,140,481	—	20.2400	23,083	20.2400

Total	12,478,579	12,087,594	$103,365		$145,841

18

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Dividends

All convertible preferred stockholders are entitled to receive non-cumulative dividends, payable when, as and if declared by the Board of Directors, in prior and in preference to any declaration or payment of any dividend on the common stock of the Company at their applicable Dividend Rate (minimum required dividend if and when the Board of Directors declares a dividend), as adjusted for any stock splits, stock dividends, combinations, subdivisions and recapitalizations, etc.:

Dividend Rate
Series AA convertible preferred stock	$0.0585 per share
Series A convertible preferred stock	$0.1775 per share
Series A-1 convertible preferred stock	$0.1508 per share
Series A-2 convertible preferred stock	$0.1420 per share
Series A-3 convertible preferred stock	$0.1092 per share
Series B convertible preferred stock	$0.6241 per share
Series B-1 convertible preferred stock	$0.2784 per share
Series C convertible preferred stock	$1.28241 per share
Series C-1 convertible preferred stock	$0.80508 per share
Series D convertible preferred stock	$2.02393 per share
Series D-1 convertible preferred stock	$1.61910 per share
Series E convertible preferred stock	$2.37884 per share
Series E-1 convertible preferred stock	$1.90307 per share

After payment of such dividends to convertible preferred stockholders, any additional dividends or distributions shall be distributed among all holders of common stock and convertible preferred stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of convertible preferred stock were converted to common stock at the then effective conversion rate.

No dividends have been declared since inception.

Liquidation

Holders of convertible preferred stock receive the stated liquidation preference per share plus any declared and unpaid dividends in the event of a Deemed Liquidation Event. A Deemed Liquidation Event is defined as the acquisition of the Company by another entity, or a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

If upon the Deemed Liquidation Event, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the convertible preferred stock are insufficient to permit the payment to such holders of the full amounts specified, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the convertible preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

Optional Conversion

Each share of convertible preferred stock was convertible at any time at the option of the holder into one share of common stock.

Mandatory Conversion

Mandatory conversion will occur upon the event of a qualified initial public offering of the Company’s common stock that results in proceeds to the Company of at least $50,000, as approved by the Board of Directors, then all outstanding shares of convertible preferred stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate.

19

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Conversion Price Adjustments

The conversion price per share of the convertible preferred stock will be reduced if the Company issues any additional stock without consideration or for consideration per share less than the preferred stock conversion price in effect for that series.

Demand Registration Rights

Pursuant to the terms of the Third Amended and Restated Investor Rights Agreement, the Company is obligated, upon the written demand of the holders of at least 20% of the convertible preferred stock then outstanding (“Initiating Holders”) to register a Form S-1 registration statement with an anticipated aggregate offering price exceeding $7,500. Upon the receipt of a written demand notice, the Company must file a registration statement with the U.S. Securities and Exchange Commission covering the Initiating Holders and any additional convertible preferred shares requested by any other holders within 60 days and use commercially reasonable efforts to have the registration statement declared effective promptly thereafter. The holder of the convertible preferred stock may exercise this demand registration right at any date after the earlier of: (i) March 5, 2021 or (ii) 180 days after the effective date of a registrations statement upon receipt of a request from 20% of the holders of the then outstanding convertible preferred stock to register. The Company shall have the right to defer registration for a 90-day period, provided this right has not been incurred more than twice in the preceding 12-month period.

Voting

Each holder of convertible preferred stock has voting rights equivalent to common stock on an as converted basis.

Other

Convertible preferred stock is classified outside of shareholders’ equity because the shares contain certain liquidation features that are not solely within the Company’s control. During the years ended December 31, 2019 and 2018, the carrying values of the convertible preferred stock were not adjusted to the deemed liquidation value of such shares as a qualifying liquidation event was not probable. Subsequent adjustments to increase the carrying values to the ultimate redemption values will be made only when it becomes probable that such a liquidation event will occur.

10. Stock Option Plan

The Company recognized stock-based compensation expense for stock-based awards of $1,511 and $952 during the years ended December 31, 2019 and 2018, respectively. The following table summarizes the effects of stock-based compensation expense on subscriber related expenses, sales and marketing, technology and development, and general and administrative:

	December 31,
	2019	2018
Subscriber related expenses	$9	$6
Sales and marketing	352	137
Technology and development	594	355
General and administrative	556	454
Total	$1,511	$952

20

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Equity Incentive Plan

In June 2015, the Company adopted the 2015 Equity Incentive Plan (the “Plan”). The Plan provides for the granting of stock-based awards to employees, directors and consultants under terms and provisions established by the Board of Directors. As of December 31, 2019 and 2018, the number of shares authorized for issuance under the Plan was 2,727,328 shares, of which 270,019 and 270,022 shares were available for grant, respectively.

Under the Plan, the Board of Directors may grant incentive stock options or nonqualified stock options. Incentive stock options may only be granted to employees. The exercise price of incentive stock options and nonqualified stock options will be no less than 100% of the fair value per share of the Company’s common stock on the date of grant. If an individual owns capital stock representing more than 10% of the voting shares, the price of each share will be at least 110% of the fair value on the date of grant. Fair value is determined by the Board of Directors. Employee stock options generally vest 25% on the first anniversary of the grant date and then ratably over the next three years or ratably over 48 months. Nonemployee stock options generally vest ratably over a two-year period. Options expire after 10 years. Shares issued upon exercise of vested options are newly issued shares and shall be subject to the Company’s right to repurchase at their purchase price.

A summary of share activity under the Plan is presented below:

	Options Outstanding
	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value of Outstanding Options

Outstanding — January 1, 2019	2,380,989	$4.57	8.56	$6,351
Options granted	169,515	7.38
Options exercised	(81,050)	2.16
Options forfeited	(145,831)	4.51
Options expired	(23,681)	.06

Outstanding — December 31, 2019	2,299,942	$4.85	7.73	$5,848

Exercisable — December 31, 2019	1,312,566	$3.58	7.17	$5,010

Vested and expected to vest — December 31, 2019	2,299,942	$4.85	7.73	$5,848

During the years ended December 31, 2019 and 2018, the weighted average grant date fair value of options granted was $3.67 and $3.44 per option, respectively. The total fair value of options granted to employees that vested during the years ended December 31, 2019 and 2018 was $2,861 and $936, respectively. The cash received from the exercise of options granted under stock-based payment arrangements for the year ended December 31, 2019 was $174.

As of December 31,2019 and 2018 the total unrecognized compensation expense related to unvested options was $3,294 and $5,117, respectively, which is expected to be recognized over an estimated weighted average period of 2.37 and 3.75 years, respectively.

21

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

Stock Options

The Company has 94,338 options to nonemployees outstanding as of December 31, 2019 and 2018. Stock-based compensation expense for options granted to nonemployees was $6 for the years ended December 31, 2019 and 2018, and the expense is included in general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

Stock-based compensation expense related to stock options granted to nonemployees is recognized as the stock options are earned. The measurement of stock-based compensation expense for nonemployees is based on the estimated fair value of the equity instruments using the Black-Scholes option-pricing valuation model. The Company believes that the estimated fair value of the stock options is more readily measurable than the fair value of the services received. The Company did not grant any stock options to nonemployees during the years ended December 31, 2019 and 2018.

Restricted Stock Awards

In May 2017, the Company issued 41,652 shares of restricted stock to a nonemployee advisor to the Company. These shares vest over a period of two years. Compensation expense related to the restricted stock is recognized using the grant date fair value recognized evenly over the service period within general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss. In May, 2018, the Company terminated the arrangement with the advisor. As a result, there were no restricted shares outstanding at December 31, 2019 and 2018.

As of December 31, 2019, there was no unrecognized stock-based compensation related to unvested shares.

Stock Options Valuation

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option-pricing valuation model using assumptions in the following table:

	December 31,
	2019	2018
Expected term (in years)	4.16 – 4.60	3.69– 4.35
Risk-free interest rate	2.10 – 2.57%	2.45 – 2.96%
Expected volatility	62.1%	61.2%
Dividend rate	—	—

The Company determined the assumptions for the Black-Scholes option-pricing valuation model as discussed below. Each of these inputs is subjective and generally requires significant judgment to determine.

Expected Term — The expected term represents the period that the stock-based awards are expected to be outstanding. As the Company does not have sufficient historical experience for determining the expected term of the stock option awards granted, we based our expected term for awards issued to employees based on the mid-point of management’s estimate of time to different liquidity events. For grants to nonemployees, the expected term is equal to the contractual term, which is ten years.

Risk-Free Interest Rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the date of grant for zero-coupon U.S. Treasury constant maturity notes with terms approximately equal to the stock-based awards’ expected term.

Expected Volatility — Since the Company is privately held and does not have a trading history of common stock, the expected volatility was derived from the average historical stock volatilities of the common stock of several public companies within the industry that we consider to be comparable to our business over a period equivalent to the expected term of the stock-based awards.

Dividend Rate — The expected dividend rate is zero as the Company has not paid and does not anticipate paying any dividends in the foreseeable future.

Fair Value of Common Stock — The fair value of the shares of common stock underlying the stock-based awards has historically been determined by the Board of Directors with input from management. Because there has been no public market for the common stock, the Board of Directors has determined the fair value of the common stock at the time of grant of the stock-based award by considering a number of objective and subjective factors, including having contemporaneous valuations of the common stock performed by a third-party valuation specialist, valuations of comparable peer companies, sales of the convertible preferred stock to unrelated third parties, operating and financial performance, the lack of liquidity of the capital stock, and general and industry-specific economic outlook. The fair value of the underlying common stock will be determined by the Board of Directors until such time as the common stock is listed on an established stock exchange or national mark et system.

22

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

11. Income Taxes

The provision for income taxes for the periods presented in the Consolidated Statements of Operations and Comprehensive Loss is comprised of state and foreign income taxes. Income tax expense for the years ended December 31, 2019 and 2018 differed from statutory federal rate expense primarily due to the Company’s inability to benefit from its tax losses.

	December 31,
	2019	2018

Income tax provision at federal statutory rate	$(36,475)	$(27,155)
State income taxes, net of federal benefit	7	12
Other non-deductible expense	276	309
Change in valuation allowance	36,205	26,836
Foreign rate differential	(4)	(4)
Law changes (federal effect)	-	-

Total tax provision (benefit)	$9	$(2)

The Company’s foreign subsidiary is located in Spain with tax rate of 25%. Activities for the period ended December 31, 2019 are minimal and resulted in a small loss reported in Spain therefore, there is no GILTI inclusion.

The Company’s deferred tax assets and liabilities consisted of the following:

	December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$88,759	$49,307
Accruals and deferrals	1,864	943
Stock based compensation	102	57
Interest expense limitation	432	-
Other	6	-
Total deferred tax assets	91,163	50,307
Valuation allowance	(91,144)	(50,190)
Deferred tax liabilities:
Property and equipment	(19)	(117)
Total deferred tax liabilities	(19)	(117)

Net deferred tax assets	$—	$—

At December 31, 2019 and 2018 the Company’s management considered new evidence, both positive and negative, that could impact management’s view with regard to future realization of deferred tax assets. At December 31, 2019 and 2018, the Company continued to maintain that the realization of its deferred tax assets has not achieved a more-likely than-not threshold therefore, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $40,837 and $26,257 for the years ended December 31, 2019 and 2018, respectively.

At December 31, 2019 and 2018, the Company had approximately $375,864 and $209,813 of federal net operating loss carryforwards, respectively, of which $85,567 will begin to expire in 2034 and $290,297 has an indefinite life.

23

fuboTV Inc.

Notes to Consolidated Financial Statements

(in thousands, except share data)

At December 31, 2019 and 2018, the Company had approximately $187,509 and $95,411 of state net operating loss carryforwards in various states with varying expiration dates beginning in the year 2034.

The Company began operations in Spain in 2018. At December 31, 2019 and 2018, the Company had approximately $100 and $66 of foreign net operating loss carryforwards, respectively. These losses do not expire as they have an indefinite life.

Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by the Internal Revenue Code (the “Code”), as well as similar state provisions. In general, an “ownership change” as defined by the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which may have resulted in such an ownership change or could result in an ownership change in the future. The annual limitation may result in the expiration of net operating loss carryforwards before utilization.

The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation due to the complexity and cost associated with such a study, and the fact that there may be additional such ownership changes in the future. If the Company has experienced an ownership change at any time since its formation, utilization of the net operating loss carryforwards to offset future taxable income and taxes, respectively, would be subject to an annual limitation under the Code, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of all or a portion of the net operating loss carryforwards before utilization. Until a study is completed and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as unrecognized tax benefits since no benefits have been realized to date. The Company maintains a full valuation allowance for other deferred tax assets due to its historical losses and uncertainties surrounding its ability to generate future taxable income to realize these assets. Due to the existence of the valuation allowance, future changes to unrecognized deferred tax assets after the completion of an ownership change analysis are not expected to impact the Company’s effective tax rate.

The Company follows the provisions of FASB Accounting Standards Codification (ASC 740-10), Accounting for Uncertainty in Income Taxes. ASC 740-10 prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of uncertain tax positions that have been taken or expected to be taken on an income tax return. No liability related to uncertain tax positions was required to be recorded in the financial statements as of December 31, 2019 and 2018.

The Company’s policy is to recognize penalties and interest expense related to income taxes as a component of tax expense, but as of December 31, 2019 and 2018, no such provision was required.

The Company files U.S federal and state income tax returns as well as returns in foreign tax jurisdictions. Because the statute of limitations does not expire until after net operating loss carryforwards are actually used, the statute is open for all tax years from inception.

12. Related Party Transactions

The Company has entered into affiliate distribution agreements with CBS Corporation and related entities, New Univision Enterprises, LLC, AMC Network Ventures, LLC, Viacom International, Inc. and Scripps Networks, LLC which are holders of the Company’s convertible preferred stock. AMC Networks Ventures, LLC is also the lender to the senior secured loan (see footnote 7). The aggregate affiliate distribution fees recorded to subscriber related expenses for related parties were $53,310 and $38,666 for the years ended December 31, 2019 and 2018, respectively and the corresponding amounts payable to these related parties as of December 31, 2019 and 2018 are included in the accompanying consolidated balance sheet as Accrued expenses and other current liabilities – due to related parties.

13. Subsequent Events

The Company has reviewed and evaluated subsequent events that occurred through April 30, 2020, the date the financial statements were available to be issued.

On March 23, 2020, the Company entered into a merger agreement with Facebank Group, Inc. (“Facebank”). The merger closed on April 1, 2020 whereby the Company became a wholly-owned subsidiary of Facebank.

In February 2020, the Company entered into sublease with Welltower, Inc. to lease approximately 6,300 square feet of office space in New York, NY. The lease commenced in March 2020 and is effective through July 30, 2021. The annual rent for the space is $455.

24